TIPTREE INC.
FIFTH ARTICLES OF AMENDMENT AND RESTATEMENT
FIRST: Tiptree Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended.
SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:
ARTICLE 1
INCORPORATOR
James L. Galante, whose address is c/o DLA Piper US LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, formed a corporation under the general laws of the State of Maryland.
ARTICLE 2
NAME
The name of the corporation is Tiptree Inc. (the “Corporation”).
ARTICLE 3
PURPOSE
The purposes for which the Corporation is formed are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (as now or hereafter in force, the “MGCL”). The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the charter of the Corporation (the “Charter”) and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of the State of Maryland.
ARTICLE 4
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o Cogency Global Inc., 1519 York Road, Lutherville, MD 21093. The name and address of the resident agent of the corporation in the State of Maryland are Cogency Global Inc., 1519 York Road, Lutherville, MD 21093.
ARTICLE 5
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 5.1 Number of Directors; Vacancies. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation (the “Board”), with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board; provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The number of directors currently in office is six and the names of the directors currently in office and who shall serve until their successors are duly elected and qualify are Michael Barnes, Jonathan Ilany, Lesley Goldwasser, John E. Mack, Paul Friedman and Bradley Smith. Except as otherwise expressly provided in the Charter (including any articles supplementary relating to any series of Preferred Stock (as defined herein)), vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualifies or until his or her earlier death, resignation or removal as provided in the Bylaws of the Corporation (as amended or amended and restated, the “Bylaws”).
The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
In addition to the powers and authority expressly conferred upon the Board by statute, the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, in all cases, to the provisions of the MGCL, the Charter (including any articles supplementary relating to any series of Preferred Stock) and the Bylaws; provided, however, that no amendments to the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws hereafter adopted by the Corporation shall invalidate any prior act of the Board that would have been valid if such amendments to the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws had not been adopted.
Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the Charter (including any articles supplementary relating to any series of Preferred Stock) applicable thereto. Notwithstanding this Section 5.1, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to this Section 5.1.
Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so provide.
Section 5.2 Extraordinary Actions. Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 5.3 Meetings of Stockholders.
(A) (1) The power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied, except as set forth in Section 5.3(A)(2).
(2) Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders or by a unanimous consent in writing or by electronic transmission by each stockholder entitled to vote on the matter; provided, however, that any action, to the extent expressly permitted by the articles supplementary relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series, may be taken without a meeting by such class or series, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.
(B) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by or at the direction of the Board, the chairman of the Board, the chief executive officer or president of the Corporation.
Section 5.4 Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.
Section 5.5 Preemptive and Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to this Section 5.5 or as may otherwise be provided by contract approved by the Board, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. No holder of shares of stock of the Corporation shall be entitled to the right to fair value of their stock under Subtitle 2 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland unless a majority of the Board determines in advance that such rights will apply to one or more transactions.
Section 5.6 Indemnification of Directors, Officers and Others.
(A) General. Each person (and such person’s heirs, executors or administrators) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or a predecessor of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or a predecessor of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by provisions of the MGCL that may not be lawfully waived, as such provisions exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators (including any employee benefit plan, pension plan or other similar or comparable capacity) in connection with such proceeding; provided, however, that, except as may be provided in the Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 5.6 shall, subject to the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The provisions of this Section 5.6 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.
(B) Insurance. To the fullest extent permitted by the law of the State of Maryland, the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in Section 5.6(A) against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 5.6 or otherwise.
(C) Section 5.6 Not Exclusive. The rights to indemnification conferred in this Section 5.6 shall neither be exclusive of, nor be deemed in limitation of, any other right which any person may have or hereafter acquire under any statute, provision of the Charter, the Bylaws, any agreement, vote of stockholders or directors or otherwise, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 5.6(A) hereof shall be made to the fullest extent permitted by law. This Section 5.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 5.6(A) hereof.
(D) Savings Clause. If this Section 5.6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 5.6(A) hereof to the full extent permitted by any applicable portion of this Section 5.6 that shall not have been invalidated and to the full extent permitted by applicable law.
Section 5.7 Certain Transactions. A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any entity of which any director or officer is a shareholder, partner, member or director, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him or her by reason of the fact that he or she or any entity of which he or she is a shareholder, partner, member or director is interested in such transaction or contract or act; provided the fact that such director or officer or such entity is so interested shall have been disclosed or shall have been known to the Board or such members thereof as shall be present at any meeting of the Board at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or she or any entity of which he or she is a shareholder, partner, member or director were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his or her good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.
ARTICLE 6
STOCK
Section 6.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 300,000,000 shares, consisting of (i) 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”) and (ii) 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). The aggregate par value of all shares of stock having par value is $300,000. The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus, in the case of Common Stock, the number of shares of Common Stock issuable in connection with the exercise of outstanding options, warrants, other exchange rights, conversion rights or similar rights for Common Stock) and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
Section 6.2 Preferred Stock.
(A) The Board is hereby expressly authorized, subject to any limitations prescribed by applicable law, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to cause to be filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) articles supplementary with respect thereto establishing the rights, powers and preferences of each such series of Preferred Stock, including the following:
(1) the number of shares constituting such series (the aggregate number of all such series not to exceed the aggregate number of shares of Preferred Stock authorized herein), which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board, and the distinctive serial designation thereof;
(2) subject to Section 6.3(B), the voting powers, full or limited, if any, of the shares of such series and the number of votes per share;
(3) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;
(4) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;
(5) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption or purchase dates), if any, upon which all or any part of the shares of that series may be redeemed or purchased by the Corporation, and any limitations, restrictions or conditions on such redemption or purchase;
(6) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;
(7) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;
(8) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and
(9) any other powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof of the shares of such series not inconsistent with law, this Article 6 or any resolution of the Board in accordance with this Article 6.
The powers, preferences and relative, participating, optional and other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of the Preferred Stock shall be alike in all respects.
(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Charter (including any articles supplementary relating to such series).

Except as may be provided by the Board in the Charter (including any articles supplementary relating to such series) or by applicable law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock.
Section 6.3 Common Stock.

(A) Voting Rights. Subject to Section 6.3(B), each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Charter (including any articles supplementary relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series (but not to all outstanding classes or series) of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Charter (including any articles supplementary relating to any series of Preferred Stock) or pursuant to the MGCL.
(B) State Insurance Transfer Restrictions.
(1) So long as any Person together with its affiliates is (without giving effect to this Section 6.3(B)) the beneficial owner of capital stock representing 9.8% or more of the votes entitled to be cast by the holders of all outstanding shares of capital stock taken together as a single class (a “Substantial Stockholder”), the shares of capital stock beneficially owned by such Substantial Stockholder shall have limited voting rights on all matters, as follows: (x) with respect to the shares of capital stock that would entitle such holders in the aggregate to cast less than 9.8% of the votes entitled to be cast by the holders of all outstanding shares of capital stock, such holders shall be entitled to cast the vote per share specified in this Charter; and (y) with respect to the shares of capital stock that would otherwise entitle such holders in the aggregate to cast 9.8% or more of the votes entitled to be cast by the holders of all outstanding shares of capital stock (the “Excess Shares”), such holders shall not be entitled to cast any votes for such shares, so that such holders shall be entitled to cast with respect to all shares of capital stock held by such holders in the aggregate only such number of votes that would equal (after giving effect to this Section 6.3(B)) one vote less than 9.8% of the votes entitled to be cast by all holders of outstanding shares of capital stock and the Excess Shares shall not be included in determining the requisite percentage in interest of shares of capital stock necessary to approve a matter; provided, however, that the restriction on voting contained in this Section 6.3(B) shall not apply to any capital stock beneficially owned by any Substantial Stockholder whose acquisition or ownership of capital stock representing 9.8% or more of the votes entitled to be cast by the holders of all outstanding shares of capital stock has been approved by the Pennsylvania Insurance Commissioner, the Superintendent of the New York Department of Financial Services and any other applicable state insurance commissioner.

(2) The Corporation shall have the authority to determine for the purposes of this Section 6.3(B) (v) whether a Person is a Substantial Stockholder, (w) the number of shares of capital stock beneficially owned by any Person, (x) whether a Person is an affiliate of another, (y) the Persons who may be deemed to be beneficial owners of shares of capital stock held of record by any stockholder and (z) such other matters with respect to which a determination is required under this Section 6.3(B). Any such determination shall be binding and conclusive.

(3) The Corporation shall have the right to demand that any person who is reasonably believed to be a Substantial Stockholder (or to hold of record shares of capital stock beneficially owned by a Substantial Stockholder) supply the Corporation with complete information as to (x) the beneficial holder or holders of all shares held of record by such Person, (y) the number of shares of capital stock beneficially owned by such Person, and (z) any other factual matter relating to the applicability or effect of this Article VI, as may reasonably be requested of such Person, and such Person shall furnish such information within ten days after the receipt of such demand.

(4) For the purposes of this Section 6.3(B), the term “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, governmental or quasi-governmental authority or other entity or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
Section 6.4 Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
Section 6.5 Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Section 6.6 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.
ARTICLE 7
AMENDMENTS
Section 7.1 Charter. Subject to the Charter and the requirements of the MGCL, the Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Charter in its present form or as hereafter amended are granted and held subject to the rights the Corporation has reserved in this Section 7.1.
Section 7.2 Bylaws. In furtherance and not in limitation of the powers conferred by the MGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Maryland or the Charter.

ARTICLE 8
LIMITATION OF LIABILITY
To the fullest extent permitted under the MGCL, no person who is or was an officer or director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of duty by such director or officer as a director or officer of the Corporation. Without limiting the effect of the preceding sentence, if the MGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended. No amendment, modification or repeal of this Article 8 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of the Charter inconsistent with this Article 8 shall, unless otherwise required by law, eliminate or reduce the effect of this Article 8 in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment or repeal.
ARTICLE 9
MISCELLANEOUS
Section 9.1 Severability. If any provision or provisions of the Charter shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Charter (including, without limitation, each portion of any paragraph of the Charter containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of the Charter (including, without limitation, each such portion of any paragraph of the Charter containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
Section 9.2 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal or state courts in Maryland shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to such federal or state court in Maryland having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.
THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH: The current address of the principal office of the Corporation is as set forth in Article 4 of the foregoing amendment and restatement of the Charter.
FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article 4 of the foregoing amendment and restatement of the Charter.
SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article 5 of the foregoing amendment and restatement of the Charter.
SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 350,000,000, consisting of 200,000,000 shares of Class A Common Stock, $0.001 par value per share, 50,000,000 shares of Class B Common Stock, $0.001 par value per share, and

100,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all shares of stock having par value was $350,000.
EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement is 300,000,000, consisting of 200,000,000 shares of Common Stock, $0.001 par value per share and 100,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all shares of stock having par value is $300,000.
NINTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 6th day of June, 2018.

ATTEST:			TIPTREE INC.

By:	/s/ Neil C. Rifkind		By:	/s/ Jonathan Ilany
	Name:	Neil C. Rifkind		Name:	Jonathan Ilany
	Title:	Secretary		Title:	Chief Executive Officer